UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2007

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 6, 2007, the Board of Directors (the “Board”) of Cheniere Energy, Inc. (the “Company”) approved Amendment No. 2 (the “Amendment”) to the Company’s Amended and Restated By-Laws, as amended (the “By-Laws”). The Amendment amends Article V of the By-Laws to permit both certificated and uncertificated shares of the Company’s common stock in order to satisfy the new requirements of Rule 135 of the American Stock Exchange Company Guide. Prior to the Amendment, the By-Laws required that all such shares be certificated. In addition, the Amendment deletes Section 4.15 of the By-Laws, which provided that compensation of the officers of the Company was to be fixed by the Board. The compensation of the executive officers will continue to be fixed by the Compensation Committee of the Board pursuant to the Compensation Committee’s Charter and in compliance with the rules and regulations of the American Stock Exchange.

The foregoing description of the Amendment is qualified in its entirety by the terms of the Amendment, which is filed as Exhibit 3.1 to, and incorporated by reference in, this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description
3.1	Amendment No. 2, dated September 6, 2007, to the Amended and Restated By-Laws of Cheniere Energy, Inc. (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: September 12, 2007	By:	/s/ Don A. Turkleson
	Name:	Don A. Turkleson
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amendment No. 2, dated September 6, 2007, to the Amended and Restated By-Laws of Cheniere Energy, Inc. (filed herewith).